Exhibit 5.1

To Call Writer Directly: +1 713 836 3600	609 Main Street, Suite 4700 Houston, TX 77002 United States www.kirkland.com	Facsimile: +1 713 836 3601

April 5, 2019

Callon Petroleum Company

1401 Enclave Parkway, Suite 600

Houston, Texas 77077

Ladies and Gentlemen:

We have acted as special counsel to Callon Petroleum Company, a Delaware corporation (the “Company”), in connection with the preparation of the Registration Statement on Form S-3ASR (as amended or supplemented, the “Registration Statement”) originally filed with the Securities and Exchange Commission (the “Commission”) on April 5, 2019 under the Securities Act of 1933, as amended (the “Securities Act”), by the Company. The Registration Statement relates to the offer and sale from time to time, pursuant to Rule 415 of the Securities Act, of an unspecified amount of: common stock, par value $0.01 per share, of the Company (“Common Stock”), shares of preferred stock, par value $0.01 per share, of the Company (“Preferred Stock”), which may be issued in the form of depositary shares evidenced by depositary receipts (the “Depositary Shares”), warrants to purchase equity securities of the Company (“Warrants”), unsecured debt securities, which may either be senior debt securities (the “Senior Debt Securities”) or subordinated debt securities (the “Subordinated Debt Securities” and, collectively with the Senior Debt Securities, the “Debt Securities”) and guarantees of the Debt Securities (the “Guarantees”) by certain direct and indirect wholly owned subsidiaries of the Company listed as co-registrants thereto (the “Subsidiary Guarantors”).

The Common Stock, Preferred Stock, Depositary Shares, Warrants, Debt Securities and Guarantees are collectively referred to herein as the “Securities.” With respect to any Debt Securities and related Guarantees, the Debt Securities are to be issued under indentures, in substantially the forms attached to the Registration Statement, to be entered into among the Company, the Subsidiary Guarantors and a financial institution to be named at the time such indenture is executed, as trustee (the “Base Indentures”).

You have advised us that: (i) the Warrants will be issued under one or more warrant agreements (the “Warrant Agreements”), to be entered into between the Company and a warrant agent (the “Warrant Agent”); (ii) the Depositary Shares will be issued under one or more depositary agreements (the “Depositary Agreements”), to be entered into between the Company and a depositary appointed by the Company (the “Depositary”); (iii) any applicable indenture and

April 5, 2019

indenture supplement entered into in connection with the issuance of Debt Securities will comply with applicable law and be enforceable in all respects in accordance with its terms; and (iv) the terms and conditions of any Debt Securities and related Guarantees have been duly established by a supplemental indenture or officers’ certificate in accordance with the terms and conditions of the Base Indentures, any such supplemental indenture has been duly executed and delivered by the Company, the Subsidiary Guarantors and the trustee and such Debt Securities have been executed (in the case of certificated Debt Securities), delivered and authenticated in accordance with the terms of the Base Indentures and issued and sold for the consideration set forth in the applicable definitive purchase, underwriting or similar agreement.

In connection with the registration of the Securities, we have examined originals, or copies certified or otherwise identified to our satisfaction, of such documents, corporate records and other instruments as we have deemed necessary for the purposes of this opinion, including (i) the organizational documents of the Company; (ii) minutes and records of the corporate proceedings of the Company that have occurred prior to the date hereof; (iii) the Registration Statement and the exhibits thereto; and (iv) such other documents, corporate records, certificates of officers of the Company, the Subsidiary Guarantors and of public officials and other instruments as we have deemed necessary or advisable to enable us to render these opinions.

For purposes of this opinion, we have assumed the authenticity of all documents submitted to us as originals, the conformity to the originals of all documents submitted to us as copies and the authenticity of the originals of all documents submitted to us as copies. We have also assumed the legal capacity of all natural persons, the genuineness of the signatures of persons signing all documents in connection with which this opinion is rendered, the authority of such persons signing on behalf of the parties thereto other than the Company and the due authorization, execution and delivery of all documents by the parties thereto other than the Company. We have not independently established or verified any facts relevant to the opinions expressed herein, but have relied upon statements and representations of the officers and other representatives of the Company.

We have also assumed that:

(i)    at the time any Securities are sold pursuant to the Registration Statement (the “Relevant Time”) the Registration Statement will be effective and will comply with all applicable laws as contemplated by the Registration Statement;

(ii)    at the Relevant Time, a prospectus supplement (“Prospectus Supplement”) will have been prepared and filed with the Commission, pursuant to Rule 424(b) of the Securities Act, along with any exhibits necessary under the rules and regulations of the Commission, describing the Securities offered thereby and will comply with all applicable laws;

April 5, 2019

(iii)    all Securities will be issued and sold in compliance with applicable federal and state securities laws and in the manner stated in the Registration Statement and the appropriate Prospectus Supplement;

(iv)    at the Relevant Time, the Securities will be issued and sold in the form and containing the terms set forth in the Registration Statement, the appropriate Prospectus Supplement and, as applicable, the appropriate Warrant Agreement or Depositary Agreement;

(v)    at the Relevant Time, the Securities offered, as well as the terms of each of the Warrant Agreements and Depositary Agreements, as they will be executed and delivered, do not violate any law applicable to the Company or the Subsidiary Guarantors, as applicable, or result in a default under or breach of any agreement or instrument binding upon the Company or the Subsidiary Guarantors, as applicable;

(vi)    at the Relevant Time, the Company will have obtained any legally required consents, approvals, authorizations and other orders of the Commission and any other regulatory authorities necessary to issue and sell the Securities being offered and to execute and deliver each of the Warrant Agreements and Depositary Agreements;

(vii)    the Securities offered, as well as the terms of each of the Warrant Agreements and Depositary Agreements, as they will be executed and delivered, comply with all requirements and restrictions, if any, applicable to the Company and each Subsidiary Guarantor, as applicable, whether imposed by any court or governmental or regulatory body having jurisdiction over the Company or any Subsidiary Guarantor;

(viii)    in the case of Debt Securities and Guarantees, at the Relevant Time, the Base Indentures shall have been duly executed and delivered by the Company and all other parties thereto and duly qualified under the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”); and

(ix)    a definitive purchase, underwriting, or similar agreement, if applicable, (each, a “Purchase Agreement”), with respect to any Securities offered or issued will have been duly authorized and validly executed and delivered by the Company and each Subsidiary Guarantor and the other parties thereto.

Based upon and subject to the foregoing qualifications, assumptions and limitations and the further limitations set forth below, we are of the opinion that:

1. The shares of Common Stock to be issued and sold by the Company, when duly authorized by appropriate corporate action of the Company (including the Board of Directors of the Company or a committee thereof), and issued, sold and delivered against payment therefor in accordance with such authorization, the applicable Purchase Agreement and applicable law and in the manner and for the consideration stated in the Registration Statement and the applicable Prospectus Supplement, will be validly issued, fully paid and nonassessable.

April 5, 2019

2. When, as and if (a) any particular series of Preferred Stock has been authorized and duly established in accordance with applicable law, (b) the appropriate corporate action has been taken by the Company to authorize the form, terms, issuance and delivery of shares of such Preferred Stock (and the filing of any required certificate of designation, amendment or supplement to the organizational documents of the Company), and (c) the shares of such Preferred Stock have been issued, sold and delivered against payment therefor in accordance with such authorization, the applicable Purchase Agreement and applicable law and in the manner and for the consideration stated in the Registration Statement and the applicable Prospectus Supplement, such shares of Preferred Stock will be validly issued, fully paid and nonassessable.

3. When, as and if (a) any particular series of Warrants has been duly authorized and duly established in accordance with the applicable Warrant Agreement and applicable law, (b) the appropriate corporate action has been taken by the Company to authorize the form, terms, execution and delivery of such Warrants (and any required amendment or supplement to the applicable Warrant Agreement), and (c) the Warrants have been duly executed, attested, issued and delivered by duly authorized officers against payment therefor in accordance with such authorization, the applicable Warrant Agreement, the applicable Purchase Agreement and applicable law and authenticated by the Warrant Agent, such Warrants (including any Warrants duly executed and delivered upon the exchange or conversion of Warrants that are exchangeable or convertible into another series of Warrants) will constitute valid and binding obligations of the Company enforceable against the Company in accordance with their terms.

4. When, as and if (a) the terms and conditions of such Debt Securities and Guarantees have been duly established by supplemental indenture or officers’ certificate in accordance with the terms and conditions of the Base Indentures, (b) any such supplemental indenture has been duly executed and delivered by the Company, the Subsidiary Guarantors and the trustee (the Base Indentures, together with any such supplemental indenture or any officers’ certificate described in clause (a) above, the “Indentures”), (c) the Indenture under which such Debt Securities will be issued will have become qualified under the Trust Indenture Act, (d) the Board of Directors of the Company and, if applicable, the Board of Directors of the Subsidiary Guarantors, have taken all necessary corporate action to approve and establish the terms of such Debt Securities, to approve the issuance thereof and the terms of the offering thereof and related matters and such Debt Securities do not include any provision that is unenforceable and (e) such Debt Securities have been executed (in the case of certificated Debt Securities), delivered and authenticated in accordance with the terms of the Indentures and issued and sold for the consideration set forth in the applicable definitive purchase, underwriting or similar agreement, such Debt Securities will be

April 5, 2019

legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms, and the Guarantees will be legal, valid and binding obligations of the Subsidiary Guarantors obligated thereon, enforceable against such Subsidiary Guarantors in accordance with their respective terms.

Our opinions expressed above are subject to the qualifications that we express no opinion as to the applicability of, compliance with, or effect of: (i) any bankruptcy, insolvency, reorganization, fraudulent transfer, fraudulent conveyance, moratorium or other similar law affecting the enforcement of creditors’ rights generally; (ii) general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law); (iii) public policy considerations that may limit the rights of parties to obtain certain remedies; and (iv) any laws except the General Corporation Law of the State of Delaware (including the applicable provisions of the Delaware constitution and reported judicial decisions interpreting these laws).

We express no opinion with respect to the enforceability of: (i) consents to, or restrictions upon, judicial relief or jurisdiction or venue; (ii) waivers of rights or defenses with respect to stay, extension or usury laws; (iii) advance waivers of claims, defenses, rights granted by law, or notice, opportunity for hearing, evidentiary requirements, statutes of limitation, trial by jury or at law, or other procedural rights; (iv) waivers of broadly or vaguely stated rights; (v) provisions for exclusivity, election or cumulation of rights or remedies; (vi) provisions authorizing or validating conclusive or discretionary determinations; (vii) grants of setoff rights; (viii) provisions for the payment of attorneys’ fees where such payment is contrary to law or public policy; (ix) proxies, powers and trusts; (x) restrictions upon non-written modifications and waivers; (xi) provisions prohibiting, restricting, or requiring consent to assignment or transfer of any right or property; (xii) any provision to the extent it requires any party to indemnify any other person against loss in obtaining the currency due following a court judgment in another currency; and (xiii) provisions for liquidated damages, default interest, late charges, monetary penalties, make-whole premiums or other economic remedies to the extent such provisions are deemed to constitute a penalty.

To the extent that the obligations of the Company under the Warrant Agreements, Depositary Agreements or Indentures (collectively, the “Securities Agreements”) may be dependent on such matters, we assume for purposes of this opinion that the applicable Warrant Agent, Depositary or trustee (each an “Agent” and collectively, the “Agents”) is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization; that such Agent is duly qualified to engage in the activities contemplated by the applicable Securities Agreements; that each Securities Agreement has been duly authorized, executed and delivered by applicable Agent and constitutes the legally valid and binding obligations of such Agent, enforceable against such Agent in accordance with its terms; that the applicable Agent is in compliance, generally and with respect to acting as an agent under the Securities Agreements with all applicable laws and regulations; and that the applicable Agent has the requisite organizational and legal power and authority to perform its obligations under the applicable Securities Agreements.

April 5, 2019

We hereby consent to the filing of this opinion with the Commission as Exhibit 5.1 to the Registration Statement. We also consent to the reference to our firm under the heading “Legal Matters” in the Registration Statement. In giving this consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission.

We do not find it necessary for the purposes of this opinion, and accordingly we do not purport to cover herein, the application of the securities or “blue sky” laws of the various states to the sale of the Securities.

Our advice on every legal issue addressed in this letter is based exclusively on the General Corporation Law of the State of Delaware (solely with respect to the Company), and represents our opinion as to how that issue would be resolved were it to be considered by the highest court in the jurisdiction which enacted such law. The manner in which any particular issue relating to the opinions would be treated in any actual court case would depend in part on facts and circumstances particular to the case and would also depend on how the court involved chose to exercise the wide discretionary authority generally available to it. This letter is not intended to guarantee the outcome of any legal dispute which may arise in the future. None of the opinions or other advice contained in this letter considers or covers any foreign or state securities (or “blue sky”) laws or regulations.

This opinion is limited to the specific issues addressed herein, and no opinion may be inferred or implied beyond that expressly stated herein. The Securities may be sold from time to time on a delayed or continuous basis, and this opinion is limited to the laws, including the rules and regulations, as in effect on the date hereof, which laws are subject to change with possible retroactive effect. We assume no obligation to revise or supplement this opinion should the present federal securities laws of the United States or the General Corporation Law of the State of Delaware be changes by legislative action, judicial decision or otherwise.

This opinion is furnished to you in connection with the filing of the Registration Statement, and is not to be used, circulated, quoted or otherwise relied upon for any other purpose.

Sincerely,

/s/ Kirkland & Ellis LLP

Kirkland & Ellis LLP